Exhibit 10.33

EXECUTION VERSION

Initial Loan Assignment

This INITIAL LOAN ASSIGNMENT (this “Agreement”), dated February 5, 2015, is by OneMain Financial Funding III, LLC, a Delaware limited liability company on behalf of itself and Wells Fargo Bank, N.A., a national banking association, not in its individual capacity but solely as loan trustee (in such capacity, the “Depositor Loan Trustee,” and together with the Depositor, the “Assignors”), in favor of OneMain Financial Issuance Trust 2015-1, a Delaware statutory trust on behalf of itself and Wells Fargo Bank, N.A., a national banking association, not in its individual capacity but solely as loan trustee (in such capacity, the “Issuer Loan Trustee,” and together with the Issuer, the “Assignees”). Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Sale and Servicing Agreement, dated as of February 5, 2015 (the “Sale and Servicing Agreement”) among the Assignors, the Assignees, OneMain Financial, Inc., as Servicer, and the Subservicers party thereto.

For and in consideration of the sum of $1,585,572,108.90 and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Assignors hereby agrees as follows:

In accordance with the terms and conditions of the Sale and Servicing Agreement, the Assignors hereby confirms the sale, transfer, conveyance and assignment to the Assignees all of the right, title and interest of the Assignors, as Purchaser, in, to and under the Loans identified on Schedule A (the “Initial Assigned Loans”) and the other Sold Assets related thereto. The Cut-Off Date for the Initial Assigned Loans (other than Renewal Loans in connection with Renewal Loan Replacements) is February 2, 2015.

The Assignors specifically reserve and do not confirm the assignment to the Assignees hereunder any of its right, title or interest in, to and under and all obligations of the Assignor with respect to any loans which are not the initial Loans set forth on Schedule A and are not the subject of this Agreement.

Schedule A hereto includes the information with respect to the initial Loans required to be included in the Loan Schedule to be delivered under the Sale and Servicing Agreement on the Closing Date.

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have caused this Initial Loan Assignment to be executed by their duly authorized officers as of the date first above written.

ASSIGNOR:

ONEMAIN FINANCIAL FUNDING III, LLC, as Depositor

By:	/s/ Oona Robinson
	Name:	Oona Robinson
	Title:	Vice President and Assistant Treasurer

ASSIGNEE:

ONEMAIN FINANCIAL ISSUANCE TRUST 2015-1, as Issuer

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Rachel L. Simpson
	Name:	Rachel L. Simpson
	Title:	Assistant Vice President

[Signature Page to the Initial Loan Assignment]